FIFTH AMENDMENT TO

                           SEAGULL ENERGY CORPORATION

                            MANAGEMENT STABILITY PLAN

         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and currently maintains the SEAGULL ENERGY CORPORATION MANAGEMENT STABILITY PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective as of March 29, 1999:

         1. Section 1.1(n) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(n) 'Involuntary Termination' shall mean any termination of a Covered Employee's employment with the Employer which:

                           (1) does not result from a voluntary  resignation  by
                  the Covered Employee (other than a resignation pursuant to Clause (2) of this Section 1.1(n)); or

                           (2) results from a resignation by a Covered  Employee
                  on or before the date which is sixty days after the date the Covered Employee receives notice of a Change in Duties;

         provided, however, that the term 'Involuntary Termination' shall not include a Termination for Cause, a termination of a Covered Employee's employment occurring as a result of or in connection with the sale or other divestiture by the Employer of a division, subsidiary, or other business segment (including, without limitation, a divestiture by sale of shares of stock or of assets) if such Covered Employee is offered continued employment by the acquiror of such business segment immediately upon such sale or divestiture, or any termination as a result of a Covered Employee's death, disability under circumstances entitling him to benefits under the Employer's long-term disability plan or Retirement."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

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         EXECUTED this _________ day of March, 1999.

                           SEAGULL ENERGY CORPORATION

                                       By:

                                      Name:

                                     Title:

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